                                  EXHIBIT 99.41

  Registration Rights Agreement with Reuben Gabay dated as of October 20, 2003


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made by and between Universal Automotive Industries, Inc., a Delaware corporation (the "Company") and Reuben Gabay ("Gabay").

                                    RECITALS

         A. Gabay desires to receive from the Company and the Company desires to issue to Gabay 37,500 shares of the Company's common stock, par value $.01 ("Common Stock"), in full satisfaction of the Company's obligation to him, as set forth in that certain Stock Issuance Agreement between the Company and Gabay of even date herewith.

         B. To induce Gabay to accept the Common Stock which the Company desires to issue to him pursuant to the Stock Issuance Agreement, the Company agrees to register such shares (the "Shares") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act").

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

         1.       Required Registrations.

                  (a) The Company will include the Registrable Securities (as defined below) in a registration statement (the "Registration Statement") which the Company will prepare and file with the United States Securities and Exchange Commission (the "SEC") under the Securities Act as soon as possible and use its best efforts to have declared effective as soon as possible.

                  (b) Once the Registration Statement is declared effective by the SEC, the Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until at least the earlier date to occur (the "Release Date") of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement and
         (ii) the date that Gabay receives an opinion of counsel to the Company that he may sell his Registrable Securities (without limitation or restriction as to quantity or timing and without registration under the
         Act) pursuant to Rule 144 of the Act or otherwise.

                  (c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities that Gabay shall furnish to the Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to effect the registration of his Registrable Securities.

         2. Restrictions on Transfer. Gabay shall not sell or offer to sell any Registrable Securities until after the earlier to occur of the Registration Statement having been declared effective or the date that Gabay receives an opinion of counsel to the Company that he may sell his Registrable Securities (without limitation or restriction as to quantity or timing and without registration under the Securities Act) pursuant to Rule 144 of the Securities Act or otherwise.

         3. Registration Procedures. In connection with any registration of Registrable Securities, the Company shall:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement on the appropriate form under the Securities Act, which form shall be available for the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause such registration statement to become effective;

                  (b) notify Gabay of the effectiveness of the registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary or appropriate to keep such registration statement effective for the period required for sale of the Registrable Securities and cause such prospectus as so supplemented to be filed as required under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Gabay set forth in such registration statement or supplement to the prospectus;

                  (c) furnish Gabay such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Gabay may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Gabay;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions where such registration or qualification is required as he reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable him to consummate the disposition in such jurisdictions of the Registrable Securities owned by him (provided that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d); (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify Gabay, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of Gabay, the Company shall prepare a supplement or amendment to such prospectus so that, thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact required to be stated therein or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cooperate with Gabay and the managing underwriters, if any, to: (i) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; (ii) enable such Registrable Securities to be in such denominations and registered in such names as Gabay or managing underwriters, if any, may request at least ten (10) business days prior to any sale of Registrable Securities; and (iii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (g) enter into such agreements as are customary with regard to registrations of the type being conducted with respect to the Registrable Securities (including, if there is an underwriter, underwriting agreements in customary form);

                  (h) make available for inspection by Gabay, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company that is customary, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, provided, however, that the Company's obligation pursuant to this
         Section 3(h) shall be conditioned upon such underwriter's, attorney's, accountant's or other agent's signing a standard confidentiality agreement in a form reasonably satisfactory to the Company;

                  (i) cooperate, and cause the Company's officers, directors, employees and independent accountants to cooperate, with Gabay and the designated underwriter, if any, in the sale of the Registrable Securities and take any actions necessary to promote, facilitate or effectuate such sale;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission;

                  (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.

         4. Sales Pursuant to Rule 144. With a view to making available to Gabay the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit him to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934; and

                  (c) take further action as Gabay may reasonably request, to the extent required to enable Gabay to sell Registrable Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rules may be amended from time to time) or any similar rules or regulations hereafter adopted by the SEC.

         5.       Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required under the rules and regulations of the NASD); (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications and determination of their eligibility for investment under applicable laws); (iii) printing expenses; (iv) messenger, telephone and delivery expenses; (v) fees and disbursements of custodians, counsel for the Company and all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters (excluding underwriters' discounts and commissions) and other Persons retained by the Company;
         (vi) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (vii) the expense of any annual audit or quarterly review; (viii) the expense of any liability insurance if such insurance coverage is obtained by the Company; and (ix) the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the Nasdaq shall be borne by the Company.

                  (b) Except as provided in Section 5(a), Gabay shall pay the discounts and commissions allocable to him and the fees and expenses of his counsel.

         6.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify Gabay against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by Gabay expressly for use therein or by his failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished Gabay with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities
         Act) to the same extent as provided above with respect to the indemnification of Gabay.

                  (b) In connection with any registration statement in which Gabay is participating, he shall furnish to the Company in writing such information and affidavits as the Company and any underwriter reasonably requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by him.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which he, she or it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect to any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and Gabay in connection with the statements or omissions that resulted in such losses, claim, damages, liabilities or expenses. The relative fault of the Company and Gabay in connection with the statements that resulted in such losses, claims, liabilities or expenses shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material facts or the omission or alleged omission to state a material fact relates to information supplied by the Company or Gabay and the parties relative intent, knowledge, access to information and opportunity to correct such statement or omission.

                  (e) Notwithstanding any other provision of this Section, the liability of Gabay for indemnification or contribution under this Section shall not exceed an amount equal to the number of shares sold by him multiplied by the net amount per share which he receives from the sale of such shares.

                  (f) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

         7.       Definitions.

         "NASD" means the National Association of Securities Dealers, Inc. "Person" means any individual, corporation, partnership, limited liability company, trust, estate, association, cooperative, government or governmental entity (or any branch, subdivision or agency thereof) or any other entity.

         "Registrable Securities" means: (i) the Shares; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act, or are eligible to be sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any such rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities, whether or not such acquisition has actually been effected.

         8.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to Gabay in this Agreement.

                  (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Gabay.

                  (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. A person is deemed to be a holder of Registrable Securities whenever such person is the registered holder of Registrable Securities. Upon the transfer of any

         Registrable Securities, the transferring holder of Registrable Securities shall cause the transferee to execute and deliver to the Company a counterpart of this Agreement.

                  (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, whether by original, photocopy or facsimile, and any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (f) Descriptive Heading. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (g) Consent to Jurisdiction: Service of Process. The Company and Gabay hereby irrevocably consent to the jurisdiction of the courts of the State of Illinois and any and all actions and proceedings in connection with this Agreement, and irrevocably consent, in addition to any methods of service of process permissible under applicable law, to service of process by certified mail, return receipt requested to the address of Company and Gabay. Nothing in this Section shall affect or limit the right of any Gabay to serve legal process in any other manner permitted by law. The Company and Gabay agree that in any action or proceeding brought by them in connection with this Agreement or the transactions contemplated hereby, exclusive jurisdiction shall be in the courts of the State of Illinois.

         IN WITNESS WHEREOF, the undersigned has executed this Registration Rights Agreement this 20th day of October, 2003.

UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.


--------------------------------------         --------------------------------
By:  /s/   Arvin Scott                         /s/  Reuben Gabay
     Its:  President                                Reuben Gabay